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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MONARCH FINANCIAL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Monarch Financial Holdings, Inc. (the “Company”), which will be held on May 3, 2007, at 10:00 a.m. at the Town Center City Club, 222 Central Park Ave # 230, Virginia Beach, Virginia 23462.

At the Annual Meeting, you will be asked to elect four directors, all of whom shall serve a three year term as Class II directors, or until their successors are elected and qualified. You will also be asked at the Annual Meeting to ratify the appointment of the independent auditor for the Company for 2007.

The accompanying Proxy Statement and related proxy materials set forth detailed information concerning the matters upon which you will be asked to vote. The Board of Directors requests that the shareholders carefully review these materials before completing the enclosed proxy card.

Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. Please complete, sign, date and return promptly the form of proxy that is enclosed in this mailing. If you later decide to attend the Annual Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Annual Meeting, you may do so and your proxy will have no further effect.

The Board of Directors and management of the Company appreciate your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ William F. Rountree, Jr.
William F. Rountree, Jr.
President and Chief Executive Officer

Chesapeake, Virginia
March 31, 2007

Notice of

Annual Meeting and Proxy Statement

Annual Meeting of Shareholders

To Be Held

May 3, 2007

Annual Shareholders Meeting Directions

Town Center City Club

222 Central Park Ave # 230

Virginia Beach, Virginia 23462

(757) 490-3417

From the West:

Take I-64 East to Hampton Roads. Exit onto I-264 East toward the oceanfront. Take the Independence Blvd—Pembroke exit. Continue up Independence to Virginia Beach Blvd. and turn right. Continue to Central Park Ave. and turn right. The Armada Hoffler Tower Parking Garage entrance will be on your left next to California Pizza Kitchen. Take the South Elevator to the lobby. Exit to the right and turn right at the WTKR TV station. Take this set of elevators to the 2nd floor and exit left into the Town Center City Club.

From the East:

From I-264 West take the Independence Blvd—Pembroke exit. Continue up Independence to Virginia Beach Blvd. and turn right. Continue to Central Park Ave. and turn right. The Armada Hoffler Tower Parking Garage entrance will be on your left next to California Pizza Kitchen. Take the South Elevator to the lobby. Exit to the right and turn right at the WTKR TV station. Take this set of elevators to the 2nd floor and exit left into the Town Center City Club.

1101 EXECUTIVE BOULEVARD

CHESAPEAKE, VIRGINIA 23320

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Monarch Financial Holdings, Inc. (the “Company”) will be held at the Town Center City Club, 222 Central Park Ave # 230, Virginia Beach, Virginia 23462 on Thursday, May 3, 2007 at 10:00 a.m. This Proxy Statement is furnished to holders of shares of the common stock of the Company, par value $5.00 per share (“Common Stock”), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Shareholders for the following purposes:

1.	To elect four directors, all of whom shall serve a three year term as Class II directors, or until their successors are elected and qualified;

2.	To ratify the appointment of Goodman & Company, LLP, as the Company’s independent auditor for the year ending December 31, 2007;

3.	To transact such other business as may properly come before the Annual Meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

Information concerning the matters to be acted on at the meeting is set forth in the accompanying Proxy Statement and related proxy materials. The Board of Directors of the Company has established the close of business on March 23, 2007 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. The Board of Directors of the Company unanimously recommends that shareholders vote FOR approval of each of the items indicated above.

By Order of the Board of Directors,

/s/ Brad E. Scwartz
Brad E. Schwartz, Secretary

Chesapeake, Virginia
March 31, 2007

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR THROUGH YOUR PROXY.

GENERAL INFORMATION

Date, Time and Place. May 3, 2007 at 10:00 a.m. at the Town Center City Club, 222 Central Park Ave # 230, Virginia Beach, Virginia 23462.

Purposes. Shareholders will elect four directors, all of whom shall serve a three year term as Class II directors, or until their successors are elected and qualified and vote on the ratification of the appointment of Goodman & Company, LLP, as the Company’s independent auditor for the year ending December 31, 2007.

Record Date. Only shareholders of record at the close of business on March 23, 2007 will be entitled to vote at the Annual Meeting. On the Record Date, the authorized Common Stock consisted of 20,000,000 shares, of which 4,052,456 shares were issued and outstanding and held of record by approximately 2,033 shareholders. Shareholders are entitled to one vote for each share of Common Stock on all matters to come before the Annual Meeting. There are also outstanding 455,084 stock options and restricted stock grants of Common Stock. Option holders do not have the right to vote. On the Record Date, the Company’s authorized preferred stock consisted of 2,000,000 shares, none of which were issued and outstanding.

Vote Required. A majority of the shares of outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

In the election of directors, those nominees receiving the greatest number of votes shall be deemed elected even though not receiving a majority of the shares represented at the meeting in person or by proxy. The ratification of Goodman & Company, LLP, as independent auditors of the Company for the year ending December 31, 2007 requires only a favorable vote of a majority of the votes cast, in person or by proxy.

As of the Record Date, directors and executive officers of the Company and their affiliated persons and entities, as a group, owned of record and beneficially a total of 674,505 shares of Common Stock, or approximately 15.46% of the shares of Common Stock outstanding on such date. Directors and executive officers of the Company have indicated an intention to vote their shares of Common Stock: (i) FOR the election of the four incumbent nominees identified in this Proxy Statement, all of whom shall serve a three year term as Class II directors, or until their successors are duly elected and qualified, and (ii) FOR the ratification of the appointment of Goodman & Company, LLP, as independent auditors of the Company for 2007.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of the relevant item.

A broker who holds shares in “street name” (“Broker Shares”) has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote” and such votes will not be counted as voting in favor of or against the particular proposal. Broker Shares that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the meeting. Further, under the circumstances where the broker is not permitted to, or does not, exercise its discretion on any matter to be voted upon at a meeting, assuming proper disclosure to the Company of such inability to vote, not only will broker non-votes not be counted as voting in favor of or against the particular matter, but they also will not count for purposes of determining the existence of a quorum at the meeting.

Revocability of Proxy

Anyone who gives a proxy may still vote in person, if they so desire, and may revoke the proxy at any time prior to the voting of such proxy by contacting the Secretary of the Company, Brad E. Schwartz, in person or in writing, or by filing a duly executed proxy bearing a later date. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions contained therein, if any. If no contrary instructions are given, each proxy received will be voted FOR the proposals described herein. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Person Making the Solicitation

The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by mail, except that, if necessary, officers and regular employees of the Company may make solicitations of proxies in person or by telephone. Banks, brokerage firms, and other custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will, upon request, reimburse them for their reasonable charges and expenses in this connection.

PROPOSAL 1. ELECTION OF DIRECTORS

General

The Company’s Articles of Incorporation provide for the Board of Directors to be divided into three classes, Class I, Class II and Class III.

Four incumbent Class II Directors have been nominated for reelection as Class II Directors at the Company’s 2007 Annual Meeting of Shareholders for three year terms: Mr. Baker, Mr. Basnight, Mr. Benson and Mr. Oman, if reelected, shall each serve a term of three years expiring at the Company’s 2010 Annual Meeting of Shareholders.

The current term of the Class III Directors will expire at the Company’s 2008 Annual Meeting of Shareholders. The current term of the Class I Directors will expire at the Company’s 2009 Annual Meeting of Shareholders. In all cases, directors are elected to serve until their successors are duly elected and qualified.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Four incumbent directors have been nominated by the Board of Directors to continue to serve as Directors. The Board of Directors recommends that these incumbent nominees serve as Class II Directors. Proxies received by the Company will be voted FOR the election of the four nominees unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for all or one or more of the nominees may so indicate on the proxy.

All of the nominees are currently members of the Board of Directors and all have consented to be named and have indicated their intent to serve, if elected. If any nominee becomes unable to serve, an event that is not anticipated, the proxy will be voted for a substitute nominee to be designated by the Board of Directors, or the number of directors will be reduced.

There are no current arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected to serve. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company. None of the directors are directors of other publicly-traded companies.

The following biographical information discloses each nominee’s age, business experience in the past five years and the year each individual was first elected to the Board of Directors of the Company or previously to the Board of Directors of Monarch Bank, the predecessor to and now a wholly owned subsidiary of the Company. Unless otherwise specified, each nominee has held his or her current position for at least five years.

Nominees for Class II Directors Whose Terms Will Expire in 2010

LAWTON H. BAKER, CPA, 63, Vice Chairman, has served as a director of the Company since 1998. He is a resident of Portsmouth. He has served as the President of Baker & McNiff, Certified Public Accountants and Business Consultants, P.C. in Virginia Beach since 1977. His firm provides accounting, financial planning and consulting services to businesses throughout the Hampton Roads area, and he has served as President of Tidewater Chapter of Virginia Society of CPA’s. He serves as Vice President of FOCUS Asset Management Company, a registered investment advisory company in Virginia Beach, since January 1999. Mr. Baker’s civic and community activities include serving on the Board for StoneBridge School in Chesapeake for 14 years and serving as the Finance Committee Chairman at St. Andrews United Methodist Church. Mr. Baker has served on the Boards of Furmanite of America, Inc. in Virginia Beach, and Foundation of American Christian Education in Chesapeake, as President of Big Brothers/Big Sisters of Tidewater and of Kiwanis Club of Churchland, and Treasurer of the Elizabeth Manor Golf and Country Club in Portsmouth.

CASSELL D. BASNIGHT, 70, has served as a director of the Company since 1998 and served as its Chairman from 1998 until 2005. He is a lifetime resident of Chesapeake and is the founding attorney of the law firm Basnight, Kinser, Telfeyan, Leftwich & Nucholls, P.C., which has been in practice for over 30 years. Mr. Basnight is a former Regional Advisory Director of Virginia National Bank, a Director of Chesapeake Bank & Trust from 1985 to 1989 and an Advisory Board Member of Jefferson National Bank from 1989 until 1997. He has served as President of the Chesapeake Bar Association and the Chesapeake Civitan Club. He is a former substitute Judge for the Chesapeake General District Court.

JEFFREY F. BENSON, 45, Chairman, has served as a director of the Company since 1998. He resides in Chesapeake. For the past eight years, he has served as Vice President of Overton Family Partnership and related companies and as a partner in Benson & Associates. Mr. Benson’s companies are involved in the development and management of commercial real estate, residential development and construction, as well as office and industrial development. Mr. Benson is very active in local youth activities. He attends River Oak Church where he currently serves as a Trustee. Mr. Benson also serves on the Board of Directors of HWEM, Inc. and on the Board of Regents at Liberty University.

ROBERT M. OMAN, 52, has served as a director of the Company since 1998. He is a Chesapeake native and has served as the President of Oman Funeral Homes, Inc. since 1978. Mr. Oman is a member and past-President of the Virginia State Board of Funeral Directors and Embalmers and is a guest lecturer and instructor at Old Dominion University, Tidewater Community College, and the Chesapeake Public School System. He is a former President of the Tidewater Funeral Directors Association and serves as President of the Chesapeake Hospice Council. He is a member and past two-term Chairman of the Chesapeake Hospital Authority and a board member of the Chesapeake Community Trust. He currently serves as a member of the Board of Deacons at Great Bridge Baptist Church and former President of the Gideons International, Chesapeake East Camp.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO ELECT THE FOUR NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

The following individuals currently serve as members of our board of directors:

Name	Principal Occupation	Age	Since
Directors of Class II to continue in office until 2010, if elected

Lawton H. Baker, CPA (Nominee)	President of Baker & McNiff, Certified Public Accountants and Business Consultants, P.C., Virginia Beach, VA, Vice-Chairman of Board of Directors	63	1998

Cassell D. Basnight (Nominee)	Attorney, founder and member of Basnight, Kinser, Telfeyan, Leftwich & Nucholls, P.C., Chesapeake, VA.	70	1998

Jeffrey F. Benson (Nominee)	Vice President, Overton Enterprises and Partner, Benson & Associates, Chesapeake, VA (real estate development, construction and management firms), Chairman of Board of Directors	45	1998

Robert M. Oman (Nominee)	President, Oman Funeral Homes, Inc., Chesapeake, VA	52	1998

Directors of Class III to continue in office until 2008

Joe P. Covington, Jr.	President, Covington Contracting, Inc. and Covington & Assoc. Realtors, Inc., Norfolk, VA	56	2005

William F. Rountree Jr.	Director, President, and Chief Executive Officer of Monarch Financial Holdings, Inc. and Monarch Bank	62	1998

Dwight C. Schaubach	President, Johns Brothers, Inc., (Heating oil and HVAC contractor), Johns Brothers Security, Inc., and Bay Disposal (waste management), Norfolk, VA	64	2005

Lawrence L. Sutton	President, Hoffman Beverage Co., Virginia Beach, VA	73	1998

Directors of Class I to continue in office until 2009

Taylor B. Grissom	Vice-President and co-founder of VisuTel, Inc., Chantilly, VA (a broadband telecommunications company)	41	1998

Elizabeth T. Patterson	Founder and President, Waypoint Advisors, L.L.C., Norfolk, VA (wealth management firm)	58	1998

Brad E. Schwartz, CPA	Director, Executive Vice President, Secretary, and Chief Operating and Financial Officer of Monarch Financial Holdings, Inc. and Monarch Bank, 2004-present; Senior Vice President and CFO of American National Bankshares, Inc., Danville, VA, 2001-2004	44	2004

Executive Officers Who Are Not Directors. The following individuals are the executive officers of the Company who are not also directors:

Name	Principal Occupation	Age	Since
E. Neal Crawford	Norfolk President, 2003-present; President, Norfolk Capital, LLC, 2003-2002; Community President Norfolk, BB&T, 1999-2002	44	2003

James R. Ferber	Executive Vice-President, Real Estate and Construction Group	50	1999

Barry A. Mathias	Chesapeake President	57	1999

SECURITY OWNERSHIP

Security Ownership of Management

The following table sets forth information relating to the beneficial ownership of Common Stock as of March 1, 2007, by (i) each of the Company’s directors and the named executive officers listed in the Summary Compensation Table below and (ii) all of the Company’s directors and executive officers as a group. Each of the Company’s directors and named executive officers currently receive mail at the Company at 1101 Executive Boulevard, Chesapeake, VA 23320. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

Name	Number of Shares Beneficially Owned (1) (2) (3)	Percent of Outstanding Shares
Lawton H. Baker	45,068	1.11%
Cassell D. Basnight	34,216	*
Jeffrey F. Benson	48,870	1.20%
Joe P. Covington, Jr.	18,860	*
Taylor B. Grissom	38,799	*
Robert M. Oman	46,699	1.15%
Elizabeth T. Patterson	60,160	1.48%
William F. Rountree, Jr.	128,957	3.12%
Dwight C. Schaubach	57,087	1.41%
Brad E. Schwartz	26,028	*
Lawrence L. Sutton	51,040	1.26%
E. Neal Crawford	20,240	*
James R. Ferber	41,395	*
Barry A. Mathias	57,386	1.40%

Directors and Executive Officers as a Group (14 persons)	674,505	15.46%

*	Indicates ownership interest of less than 1%

(1)	Unless otherwise indicated in the footnotes, the individuals named above have sole voting and investment power over the shares beneficially owned by them. This table is based upon information supplied by officers, directors, and principal shareholders. Unless indicated in the footnotes above and subject to community property laws where applicable, the Company believes that each of the shareholders named above has voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Baker, 4,555 shares; Mr Benson, 4,950 shares; Mr. Oman, 19,195 shares; Mrs. Patterson, 17,283 shares; Mr. Rountree, 586 shares; Mr. Sutton, 11,605 shares; and Mr. Ferber, 197 shares.
(3)	Includes shares subject to options currently exercisable or exercisable within 60 days of March 1, 2007: Mr. Baker, 16,544 shares; Mr. Basnight, 14,795 shares; Mr. Benson, 24,299 shares; Mr. Covington, 2,750 shares; Mr. Grissom, 24,299 shares; Mr. Oman, 24,299 shares; Mrs. Patterson, 5,500 shares; Mr. Rountree, 83,515 shares; Mr. Schwartz, 19,250 shares; Mr. Sutton, 2,750 shares; Mr. Crawford, 16,775 shares; Mr. Ferber, 39,050 shares; and Mr. Mathias, 37,070 shares. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person listed above as a beneficial owner.

Security Ownership of Certain Beneficial Owners

As of December 31, 2006, the most recent date available, three shareholders reported beneficial ownership of 5% or more of Common Stock in Schedule 13G filings with the SEC.

Name and Address	Number of Shares	Percent of Class (%)
Bay Pond Partners, L.P.(1) 75 State Street Boston, MA 02109	211,200	5.23%

River Oaks Capital, LLC(2) 75 State Street Boston, MA 02109	251,450	6.23%

Wellington Management Company, LLP(3) 75 State Street Boston, MA 02109	268,950	6.66%

(1)	A Delaware limited partnership. Wellington Hedge Management, LLC, a Massachusetts limited liability company, is the sole general partner of Bay Pond Partners, L.P., and Wellington Hedge Management, Inc., a Massachusetts corporation, is the managing member of Wellington Hedge Management, LLC.
(2)	A Minnesota limited liability company, which manages River Oaks Financial Fund LP.
(3)	A Massachusetts limited liability partnership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and any persons who own more than 10% of the outstanding shares of Common Stock to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of Common Stock. Directors and executive officers are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all reporting requirements under Section 16(a) for 2006 were met in a timely manner by its directors, officers and greater than 10% beneficial owners.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman, President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Independence of the Directors

The Board of Directors in its business judgment has determined that the following nine of its 11 members are independent as defined by the listing standards of the Nasdaq Stock Market (“NASDAQ”): Mrs. Patterson and Messrs. Baker, Basnight, Benson, Oman, Covington, Schaubach, Sutton and Grissom. In reaching this conclusion, the Board considered that the Company and its subsidiaries provide services to, and otherwise conduct business with, companies of which certain members of the Board or members of their immediate families are or were directors or officers.

Consistent with the NASDAQ listing standards, our Corporate Governance Guidelines (established and monitored by the Company’s Nominating and Corporate Governance Committee) establish categorical standards under which the Board views the following as impairing a director’s independence:

•	a director who is our employee, or whose immediate family member is an executive officer;

•

a director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service;

•

a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, the Company’s present or former internal or external auditor;

•

a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; and

•

a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

None of our non-employee directors, their immediate family members or employers are engaged in such relationships with the Company. The Board considered the following transactions between the Company and certain of its directors or their affiliates to determine whether such director was independent under the above standard:

•	The Company uses legal services from time to time with Basnight, Kinser, Telfeyan, Leftwich & Nucholls, P.C., of which Mr. Basnight is a shareholder, officer and director.

•	The Company engages Bay Disposal at certain locations, which is owned by Mr. Schaubach to address the Company’s waste requirements.

•	The Company engages Johns Brothers Security at certain locations, which is owned by Mr. Schaubach to address the Company’s security monitoring requirements.

Code of Ethics

The Audit and Compliance Committee of the Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and all employees of the Company and its subsidiaries, and an addendum to the Code of Ethics applicable to select Executive Officers including the Chief Executive Officer, Chief Financial Officer and other principal financial officers. The Code addresses such topics as protection and proper use of Company assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting and conflicts of interest. Requests for a copy of the Company’s Code of Ethics may be sent to bschwartz@monarchbank.com or by visiting the Company’s website at www.monarchbank.com.

Board and Committee Meeting Attendance

The Board of Directors of the Company met eight times during 2006. All incumbent directors and director nominees attended more than 75% of the aggregate total number of meetings of the Board of Directors and committees on which they served in 2006.

Executive Sessions

Non-employee directors meet periodically outside of regularly scheduled Board meetings. The Company held four formal executive sessions that included only independent directors in 2006. Mr. Benson served as chairman for these executive sessions.

Committees of the Board

The Board of Directors has five standing committees: Audit and Compliance Committee, Compensation Committee, Executive Committee, Governance and Nominating Committee, and Loan Committee. At its first Board of Directors meeting following the annual Board of Directors election, the Board will elect each Committee. Committee members serve for a one year term or until the first meeting of the Board following the annual Board of Directors election. Information on the committees and the committee members is detailed below:

Audit and Compliance Committee

The Audit and Compliance Committee (the “Audit Committee”) of the Board of Directors is responsible for providing independent, objective oversight of the Company’s independent auditors, accounting functions and internal controls. The specific functions of the Audit Committee are to (i) recommend selection of independent certified public accountants; (ii) approve the scope of the accountants’ examination; (iii) review internal accounting procedures; (iv) review reports of examination by the accountants and by regulatory agencies having jurisdiction over the Company; (v) monitor internal programs to ensure compliance with the law and avoidance of conflicts of interest; and (vi) aid the Board in fulfilling its responsibilities for financial reporting to the public. During 2006, the Company’s internal audit function was carried out by its internal auditor. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of both the internal auditor and the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Audit Committee adopted an Audit and Compliance Committee Charter (the “Charter”) in October 2004, a copy of which is attached as an exhibit to this proxy statement.

The members of the Audit Committee are Mrs. Patterson and Messrs. Baker (Chairman) and Grissom, all of whom the Board in its business judgment has determined are independent as defined by NASDAQ’s listing standards and the requirements of the SEC.

The Board of Directors has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Baker qualifies as an audit committee financial expert as defined by NASDAQ’s listing standards and the requirements of the SEC.

The Audit Committee met five times in 2006. For additional information regarding the Audit Committee, see “Audit Information – Audit and Compliance Committee Report” on page 25 of this Proxy Statement.

Compensation Committee

The Compensation Committee reviews the CEO’s performance and compensation, reviews and sets guidelines for compensation of the other executive officers and addresses human resources issues and policies. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors. The Company does not have a separate charter related to the compensation process.

The members of the Compensation Committee are Messrs. Sutton (Chairman), Basnight, Baker and Schaubach. The Board of Directors in its business judgment has determined that all members are independent as defined by NASDAQ’s listing standards. The Compensation Committee met three times in 2006. For additional information regarding the Compensation Committee, see “Executive Compensation and Related Party Transactions – Compensation Committee Report on Compensation to Executive Officers” on page 13 of this Proxy Statement.

Executive Committee

When the Board is not in session, the Executive Committee is authorized to exercise all of the Board’s power except for certain Board responsibilities, such as approval of an amendment of the articles of incorporation, a plan of merger or consolidation or the issuance of stock.

The members of the Executive Committee are Messrs. Benson (Chairman), Baker, Rountree, and Schwartz. The Executive Committee met one time in 2006.

Loan Committee

The functions of the Loan Committee are to (i) approve and ratify new loans over a predetermined dollar limit; (ii) provide oversight of the Company’s lending policies; and (iii) monitor the overall quality of the Company’s loan portfolio.

The members of the Loan Committee are Messrs. Benson (Chairman), Basnight, Covington, Grissom, Oman and Rountree. The Loan Committee met 35 times in 2006.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of Messrs. Basnight (Chairman), Benson, Patterson, Schaubach and Sutton. The Board in its business judgment has determined that all members are independent as defined by NASDAQ’s listing standards. The Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Governance Guidelines. In addition, the Nominating Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Company does not have a separate charter related to the nomination process. The Nominating Committee did not meet in 2006, with their functions carried out by the full Board of Directors in 2006.

In identifying potential nominees, the Nominating Committee takes into account such factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent directors and the need for specialized expertise. The Nominating Committee considers candidates for Board membership suggested by Board members and by management, and the Nominating Committee will also consider candidates suggested by a shareholder of the Company.

The Nominating Committee considers, at a minimum, the following factors in recommending to the Board of Directors potential new directors, or the continued service of existing directors:

•	The ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors; and

•	The prospective nominee’s involvement within the communities the Company serves.

The Company’s Bylaws also permit shareholders entitled to vote for the election of directors to submit candidates for formal consideration by the Company if the Company receives timely written notice, in proper form, for each such recommended director nominee. To be timely, a shareholder’s nomination must be delivered to the Secretary at the principal executive offices of the Company between 90 and 60 days prior to the anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is scheduled to be more than 30 days prior to or 60 days after the anniversary of the preceding year’s annual meeting, a shareholder’s nomination must be received not earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Any shareholder submitting a nomination under the Company’s Bylaws must include (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) the name and address (as they appear on the Company’s books) of the nominating shareholder and the beneficial owner, if any, on whose behalf the nomination is made and the class and number of shares of the Company owned beneficially and of record by such shareholder and beneficial owner. Nominations should be addressed to: Secretary, Monarch Financial Holdings, Inc., 1101 Executive Boulevard, Chesapeake, Virginia 23320. These requirements are more fully described in Section 1.12 of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder on written request to the Secretary of the Company.

Under the current process for selecting new Board candidates, the Chairman and Chief Executive Officer, the Nominating Committee or other Board members identify the need to add a new Board member with specific qualifications or to fill a vacancy on the Board. The Chairman of the Nominating Committee will initiate a search, working with staff support and seeking input from Board members and senior management, hiring a search firm, if necessary, and considering any candidates suggested informally or recommended by shareholders. An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the Board may be presented to the Nominating Committee. A determination is made as to whether the Nominating Committee members or Board members have relationships with preferred candidates and can initiate contacts. The Chairman and Chief Executive Officer and at least one member of the Nominating Committee interview prospective candidates. The Nominating Committee meets to conduct additional interviews of prospective candidates, if necessary, and to consider and recommend final candidates for approval by the full Board of Directors.

Annual Meeting Attendance

Directors are encouraged to attend Shareholders’ meetings. All directors attended the 2006 Annual Meeting of Shareholders.

Communications with Directors

The Company has a formal policy regarding shareholder communications with the Board of Directors. Any shareholder may submit written communications to Board of Directors, Monarch Financial Holdings, Inc., 1101 Executive Boulevard, Chesapeake, Virginia 23320, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group, or to the individual Director or Directors addressed. Shareholders interested in communicating directly with the Nominating and Corporate Governance Committee, which is charged with handling all such communication to a non-management member of the Company, may do so in writing to Nominating and Corporate Governance Committee Chairperson, Monarch Financial Holdings, Inc., 1101 Executive Boulevard, Chesapeake, Virginia 23320. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

During 2006, the Company paid non-employee directors for meeting attendance at a rate of $400 for monthly Board of Director meetings and $200 for committee meetings, paid in cash or in shares of Common Stock at open market rates. Mr. Rountree and Mr. Schwartz, both employee directors, have not been paid any director’s fees.

As an annual retainer, each director has been granted a restricted stock award pursuant to the Monarch Financial Holdings, Inc. 2006 Equity Incentive Plan. Grants of 300 shares per non-employee director were made in 2006 on September 18, 2006 at the closing market price on the day issued. Shares vest one year from issuance. Mr. Rountree and Mr. Schwartz, both employee directors, received a grant of 2,500 shares of restricted stock per individual on September 18, 2006, at the closing market price on the day issued, to vest three years from the date of issuance. Those shares are detailed further in the Compensation Discussion and Analysis on page 14

The following table sets forth certain information relating to compensation of directors as of December 31, 2006.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
Lawton H. Baker	$5,800	$5,250	$—	$—	$11,050
Cassell D. Basnight	$11,300	$5,250	$—	$—	$16,550
Jeffrey F. Benson	$10,400	$5,250	$—	$—	$15,650
Joe P. Covington, Jr.	$10,000	$5,250	$—	$—	$15,250
Taylor B. Grissom	$10,250	$5,250	$—	$—	$15,500
Robert M. Oman	$11,200	$5,250	$—	$—	$16,450
Elizabeth T. Patterson	$4,000	$5,250	$—	$—	$9,250
Dwight C. Schaubach	$4,200	$5,250	$—	$—	$9,450
Lawrence L. Sutton	$4,600	$5,250	$—	$—	$9,850

Total	$71,750	$47,250	$—	$—	$119,000

(1)	All meeting fees are paid in cash and quarterly the accrued balances for the majority of directors are used to purchase shares of Common Stock on the open market.

(2)	Each of the directors named above were granted 300 shares of restricted stock that vest September 18, 2007. The valuation is based on the Company stock price at December 31, 2006.

EXECUTIVE COMPENSATION

Compensation Committee Report on Compensation of Executive Officers

The Compensation Committee of the Board of Directors, composed entirely of independent directors, administers the Company’s executive compensation program. The role of the Committee is to oversee the Company’s compensation and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to elected officers) and review and approve annually all compensation decisions relating to elected officers, including those for the President and CEO and the other executive officers named in the Summary Compensation Table. The Committee submits its decisions regarding compensation for the President and CEO to the independent directors of the Board for ratification. The Committee does not have a charter.

The Compensation Committee has reviewed and discussed the Compensation Disclosure and Analysis with management and, based on that review and discussion, it has recommended to the board of directors that the Compensation Disclosure and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2006 and this proxy statement.

Compensation Committee

Lawrence L. Sutton, Chair	Lawton H. Baker
Cassell D. Basnight	Dwight C. Schaubach

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer of the Company or any of its subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

COMPENSATION DISCUSSION AND ANALYSIS

OF EXECUTIVE OFFICERS

General Compensation Philosophy

The Company believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. Compensation should be structured to ensure that a significant portion of compensation opportunity will be directly related to the Company’s performance and other factors that directly and indirectly influence shareholder value. The Company believes that increases in loan and deposit market share, franchise footprint, earnings per share, stock value, and net equity improves shareholder market value and, accordingly, compensation should be structured to enhance the profitability of the Company and the total return to the shareholders. To that end, it is the view of the Company that the total compensation program for executive officers should consist of the following items: Salary; Cash incentive awards, bonuses or commissions; Long-term incentive compensation; and certain other benefits.

It is the intent of the Committee that salary and bonus levels are set based on a peer group of competitive financial services companies in the Company’s market area and also a general industry peer group of similar size and/or age banks and bank holding companies, based on available information. Where appropriate, the target position is adjusted to reflect the Company’s scale and scope, the scale and scope of the executive’s position, as well as performance relative to peer. Other than an annual cash bonus available to all the named executives, the Company has the following two plans. Monarch Bank has an incentive plan that rewards certain officers based on a combination of checking account growth, loan growth and loan pricing and referrals to other lines of business. Mr. Ferber was the only named executive officer in this plan in 2006. Monarch Capital, LLC, a subsidiary of Monarch Bank, pays commission income to those officers that generate commercial mortgage loans for sale on the secondary market. Mr. Crawford was the only named executive office in this plan in 2006.

Retention of critical management talent is critical to the Company’s long-term success. Prior to 2006, the only retention tool available to the Company was stock options, all of which fully vested in 2005, prior to the Company adopting FAS123R, Share Based Payments. Retention is now designed to be accomplished through the payment of market-based salary and bonuses, as well as with two additional compensation vehicles: a Supplemental Executive Retirement Plan and Restricted Stock grants. The Supplemental Executive Retirement Plan implemented in 2006 vests over a period as long as 10 years, based on the executive’s retirement date. Restricted Stock grants are designed to align the executive to shareholder value growth and, through the use on multi-year vesting periods, to retain the executive as well as focus them on long-term value creation.

The Company’s policy on the tax deductibility of compensation for the named executive officers is to maximize the deductibility, to the extent possible, while preserving the Company’s flexibility to maintain a competitive compensation program. The Company expects all executive compensation paid or awarded during 2006 to be fully deductible.

Annual Compensation

The following table provides, for the fiscal year ended December 31, 2006, information on the total compensation paid or accrued to the Principal Executive Officer, Principal Financial Officer, and the three other most highly compensated executive officers of the Company whose total compensation exceeded $100,000 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)
William F. Rountree, Jr President & Chief Executive Officer	2006	250,000	100,000	4,229	0	0	77,033	20,035	451,297

Brad E. Schwartz Executive Vice President & Chief Financial & Operating Officer	2006	148,000	75,000	4,229	0	0	4,708	17,349	249,286

E. Neal Crawford(4) Norfolk President	2006	117,000	40,000	2,538	0	0	4,708	31,784	196,030

James R. Ferber(5) Executive Vice President Real Estate Group	2006	125,000	30,000	2,538	0	22,896	6,622	16,559	203,615

Barry A. Mathias Chesapeake President	2006	123,500	20,000	2,538	0	0	10,954	18,455	175,447

(1)	The Company granted restricted stock awards pursuant to the Company’s 2006 Equity Incentive Plan which was approved by shareholders at the 2006 annual meeting. All shares have been adjusted for any previous stock dividends/stock splits prior to December 31, 2006. The stock awards are calculated based on multiplying the number of shares awarded by the closing price of the stock as of December 31, 2006. This value is then multiplied by the vesting percentage, which for all the above awards was approximately 8%.
(2)	These amounts are supplemental executive retirement plan contributions.
(3)	Includes life insurance premiums, personal use of a Company-owned vehicle or vehicle allowance, 401(k) benefit match, and Mr. Crawford’s commission income (as described in Footnote (4)). See Summary Perquisite Table below for further detail by named executive officer for 2006.
(4)	Mr. Crawford received $15,869 in commission income on brokered commercial real estate loans sold by Monarch Capital, LLC, a wholly-owned subsidiary of Monarch Bank. Mr. Crawford merged Norfolk Capital, LLC, which he had previously formed, into Monarch Capital, LLC upon joining the Company in 2003. These commissions are included in the column above titled All Other Compensation ($) for Mr. Crawford.
(5)	Mr. Ferber participated in Monarch Bank’s Incentive Plan for Production Officers and received incentive compensation in 2006 from that plan. These payments, based on personal performance, are shown in the column above titled Non-Equity Incentive Plan Compensation ($).

Summary Perquisite Table

The following table provides, for the fiscal year ended December 31, 2006, information on compensation in the form of perquisites and other personal benefits paid to named executive officers.

Name and Principal Position	Auto Allowance/ Use of Company Vehicle($)	Company Contributions to 401(k) Plan ($)	Life Insurance Premiums ($)	Total ($)
William F. Rountree, Jr. President and Chief Executive Officer	5,215	9,672	5,148	20,035

Brad E. Schwartz EVP and Chief Financial & Operating Officer	8,400	8,685	264	17,349

E. Neal Crawford Norfolk President	8,400	6,915	600	15,915

James K. Ferber Executive Vice President Real Estate Group	8,400	7,617	542	16,559

Barry A. Mathias Chesapeake President	8,400	7,305	2,750	18,455

Total	38,815	40,194	9,304	88,313

There were no severance payments or change in control payments or accruals in 2006 for any of the named executive officers.

Employment Agreement

The Board of Directors entered into an employment agreement with William F. Rountree, Jr. on April 14, 1999. Mr. Rountree’s agreement will expire on April 14, 2007, unless terminated earlier in accordance with its provisions. On each anniversary of the commencement of the agreement, the term extends by a one-year period unless either party gives written notice indicating a desire to the contrary. As compensation under his agreement, the Board has agreed to pay Mr. Rountree (i) a base salary of $250,000 per annum and (ii) any annual bonuses that the Board of Directors elects to give to senior management. The Board has also agreed to allow Mr. Rountree to participate in any fringe benefit or benefit plan that the Company may adopt, including the Company’s stock incentive plan pursuant to which Mr. Rountree has been granted outstanding stock options to purchase up to 83,515 shares of the Common Stock. Additionally, the Company has agreed to pay the premium on an existing $100,000 life insurance policy on Mr. Rountree’s life for his benefit and to provide a vehicle for his use.

Mr. Rountree’s employment agreement will terminate upon his death, retirement or disability. Additionally, his agreement may be terminated by the Company or Mr. Rountree at any time. If the agreement is terminated by the Company “Without Just Cause” as defined in the agreement, or by Mr. Rountree “For Good Reason” as defined in the agreement, Mr. Rountree shall be entitled to receive a lump sum payment, within ten days of the termination, equal to his salary and bonuses for the remainder of the term of his agreement (in both cases computed using the highest rate paid for such salary or bonus in the previous year). Mr. Rountree’s employment agreement also includes a covenant not to compete which provides that, if he should leave his employ with the Company, he may not accept a position with another bank within a 50 mile radius of the Company for a three-year period beginning on the date of his departure.

Equity Grants in 2006

The Company’s 2006 Equity Incentive Plan provides for the granting of both incentive and non-qualified stock awards to executive officers, directors, and key employees of the Company. The following table provides information concerning equity-based awards granted to the named executive officers during 2006. All shares are adjusted for the 25% stock dividend of June 30, 2006. There were no stock options granted to the named executive offices in 2006. There were restricted stock grants in 2006, as detailed below. The restricted stock grants were granted on September 18, 2006 at a meeting of the Compensation Committee, with the effective date of those grants on that same date. The amounts below represent the value, as of December 31, 2006, when the Company’s stock closed at $17.50 per share, had the shares been vested in the recipient’s name. The stock grants vest at the end of a three year period on September 18, 2009, or upon a change of control, whichever occurs first.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)
William F. Rountree, Jr. President and CEO	September 18, 2006							2,500	0

Brad E. Schwartz EVP and Chief Financial & Operating Officer	September 18, 2006							2,500	0

E. Neal Crawford Norfolk President	September 18, 2006							1,500	0

James K. Ferber EVP Real Estate Group	September 18, 2006							1,500	0

Barry A. Mathias Chesapeake President	September 18, 2006							1,500	0

Stock Option Exercises in 2006

In the table below, we list information on the exercise of stock options and the vesting of stock awards during the year ended December 31, 2006 for each of the named executive officers.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William F. Rountree, Jr. President and Chief Executive Officer	25,000	304,250	0	0

Brad E. Schwartz EVP and Chief Financial & Operating Officer	0	0	0	0

E. Neal Crawford Norfolk President	0	0	0	0

James K. Ferber Executive Vice President Real Estate Group	0	0	0	0

Barry A. Mathias Chesapeake President	0	0	0	0

Outstanding Equity Awards at Fiscal Year End 2006

The following table lists information on the holdings of unexercised stock options and unvested stock awards as of December 31, 2006 for each of the named executive officers.

	Option Awards(1)					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(2)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)
William F. Rountree, Jr. President and Chief Executive Officer	54,200 5,940 16,500 6,875	0 0 0 0	0 0 0 0	5.05 7.58 7.58 11.31	4/14/2009 9/20/2010 7/14/2013 9/14/2015	2,500	43,750	0	0

Brad E. Schwartz EVP and Chief Financial & Operating Officer	12,375 6,875	0 0	0 0	9.76 11.31	5/1/2014 9/14/2015	2,500	43,750	0	0

E. Neal Crawford Norfolk President	9,900 6,875	0 0	0 0	9.55 11.31	12/13/2013 9/14/2015	1,500	26,250	0	0

James K. Ferber Executive Vice President Real Estate Group	13,860 5,940 12,375 6,875	0 0 0 0	0 0 0 0	5.05 7.58 7.58 11.31	4/14/2009 9/20/2010 7/14/2013 9/14/2015	1,500	26,250	0	0

Barry A. Mathias Chesapeake President	19,800 5,940 12,375 6,875	0 0 0 0	0 0 0 0	5.05 7.58 7.58 11.31	4/14/2009 9/20/2010 7/14/2013 9/14/2015	1,500	26,250	0	0

(1)	Exercise price per share and number of unexercised options reflect a 6 for 5 stock split in 2003, a 6 for 5 stock split in 2004, an 11 for 10 stock dividend in 2005, and a 5 for 4 stock split in 2006.
(2)	Each stock grant vests at the end of a three year period on September 18, 2009, or upon a change of control, whichever occurs first.

Nonqualified Deferred Compensation

The company does not offer deferred compensation benefits to the named executive officers.

Pension and Retirement Benefits

The Company implemented a Supplemental Executive Retirement Plan in 2006 to provide supplemental payments upon the named executive’s retirement at age 65. Mr. Rountree will receive annual payments under the plan of $50,000 per year for 10 years, and the other named executives will each receive $30,000 per year for 10 years. Vesting in the plan occurs at 10% per year for 10 years for Messrs. Schwartz, Crawford, and Ferber, and at 10% per year for Mr. Mathias with the vesting accelerating to 100% once he reaches the retirement age of 65. Mr. Rountree vests at 25% per year with the vesting accelerating to 100% once he reaches the retirement age of 65. The Supplemental Executive Retirement Plan fully vests upon a change in control of the Company based on the current present value of benefits to be received at retirement.

Name and Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During the Last Fiscal Year
William F. Rountree, Jr. President and CEO	Supplemental Executive Retirement Plan	1	77,033	0

Brad E. Schwartz EVP and CFO/COO	Supplemental Executive Retirement Plan	1	4,708	0

E. Neal Crawford Norfolk President	Supplemental Executive Retirement Plan	1	4,708	0

James K. Ferber EVP Real Estate Group	Supplemental Executive Retirement Plan	1	6,622	0

Barry A. Mathias Chesapeake President	Supplemental Executive Retirement Plan	1	10,954	0

Severance and Change in Control Benefits

The table below shows the value of estimated Company payments pursuant to the employment agreements, equity plans and other non-qualified plans described below, upon a termination of employment, including the Company gross-up payments for the excise tax on the parachute payments upon a change of control, for the named executives. Mr. Rountree is the only named executive with an employment contract that stipulates required payments should he terminate with good reason or the Company terminate his employment without cause. The payments are calculated based on a December 31, 2006 effective date at the current market value of the Common Stock. These represent the maximum possible payments under interpretations and assumptions most favorable to the executive officer. All termination events are assumed to occur on December 31, 2006 and termination upon a change of control is assumed to be involuntary by the Company or its successor. Company payments to a terminated executive may be more or less than the amounts shown in the table if the termination of employment occurs in a later year or because of contingencies contained in the various agreements and plans. In addition, certain amounts currently are vested and, thus, do not represent an increased amount of benefits.

Estimated Current Value of Severance and Change-in-Control Benefits

Name and Principal Position	Severance Amount ($)(1)	Supplemental Executive Retirement Plan Enhancement(2)	Early Vesting of Restricted Stock Awards(3)	Other ($) (4)	Estimated Tax Gross Up (5)	Total ($)
Termination of Employment by Executive with Good Reason
William F. Rountree, Jr.	131,250	—	—	9,510	—	140,760
Brad E. Schwartz	—	—	—	—	—	—
E. Neal Crawford	—	—	—	—	—	—
James R. Ferber	—	—	—	—	—	—
Barry A. Mathias	—	—	—	—	—	—

Termination of Employment by the Company without Cause
William F. Rountree, Jr.	131,250	—	—	9,510	—	140,760
Brad E. Schwartz	—	—	—	—	—	—
E. Neal Crawford	—	—	—	—	—	—
James R. Ferber	—	—	—	—	—	—
Barry A. Mathias	—	—	—	—	—	—

Company Payment upon Change in Control
William F. Rountree, Jr.	1,046,500	288,140	39,271	85,274	554,809	2,013,994
Brad E. Schwartz	666,770	209,584	39,271	67,178	236,971	1,219,774
E. Neal Crawford	469,430	209,584	23,562	71,446	171,174	945,196
James R. Ferber	463,450	209,584	23,562	73,474	173,138	943,208
Barry A. Mathias	429,065	209,584	23,562	73,705	165,649	901,565

(1)	Severance amount for Mr. Rountree upon a termination of employment by executive with good reason or by the company without cause is, based on a December 31, 2006 effective date, equals current salary and bonus for the period running from December 31, 2006 to the end of his current contract which is April 14, 2007. Severance for all of the named executive officers upon a change in control is equal to 2.99 times the executive’s current salary and bonus.
(2)	Upon a change in control the supplemental executive retirement plan vesting accelerates to 100% of the present value of the full retirement benefit.
(3)	Upon a change in control restricted stock grants fully vest.
(4)	Other expenses for Mr. Rountree upon a termination of employment by executive with good reason or by the company without cause is, based on a December 31, 2006 date, equals health and life insurance premiums, auto allowance, and defined contribution plan contributions for the period running from December 31, 2006 to the end of the current contract, which is April 14, 2007. Other expenses for all of the named executive’s upon a change in control is the present value of three years of health care expense, defined contribution plan contributions, auto allowances, and life insurance premiums.
(5)	Estimated tax gross up payments reimburse the named executives for any excess tax liability related to the exercise of the change in control agreements.

Change in Control Agreements

The Company recognizes that, as a publicly held corporation in the financial services industry, there exists the possibility of a change in the control of the Company. In order to minimize such uncertainty among senior management and to promote continuity in the event of a control change transaction, the Company has entered into agreements with each of the named executive officers. A “change of control” is defined with reference to a change in the composition of the Board of Directors, a change in the ownership of a majority of the Company’s voting stock or a sale of a majority of the Company’s assets.

The Company has agreements with Messrs. Rountree, Schwartz, Crawford, Mathias, and Ferber (the “Executive Group”) that become effective upon a change in control. Under the terms of these agreements, the Company or its successor agrees to continue the Executive Group members in its employ for a term of three years after the date of a change in control. During the term of the contracts, the Executive Group members will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to that paid in the immediate prior year and bonuses at least equal to the annual bonuses paid prior to the change in control. If the employment of any of the Executive Group members is terminated during the three years other than for cause or disability as defined in the agreement, or if either of them should terminate employment because a material term of their contract is breached by the Company, such terminating member will be entitled to 2.99 times the sum of their base salary, annual bonus and equivalent benefits, as well as any excess gross-up payments to account for additional tax liability on the named executive officers. The Company has agreed to establish and fund a trust within 10 days of a change in control to ensure payment of this contingent obligation.

Employee Benefit Plans

401(k) Plan. The Company has adopted a profit sharing and thrift plan (the “401(k) Plan”) qualified under Section 401(k) of the Internal Revenue Code of 1986 (the “Code”). All employees of the Company may elect to participate and may contribute up to 15% of their annual salary to the 401(k) Plan. The Company may make a matching contribution and the amount of such matching contribution, if any, will be determined by the Company each year. The Company matched the employee’s contribution on a dollar for dollar basis for the first 6% of the employee’s contribution during 2006. Employer matching contributions are made in the form of shares of Common Stock, which is purchased on the open market.

Employee Stock Purchase Plan. The Monarch Employee Stock Purchase Plan (the “Purchase Plan”) is intended to provide eligible employees of the Company and its subsidiaries an opportunity to acquire an interest in the Company through the purchase of shares of Common Stock. The Purchase Plan is designed to meet the requirements of an “employee stock purchase plan” within the meaning of Section 423 of the Code. The Company has reserved 75,000 shares of Common Stock for offering to eligible employees. All employees of the Company and its subsidiaries who have met certain requirements, other than those owning stock or outstanding options representing five percent or more of the total combined voting power or value of Common Stock, are eligible to participate in the Purchase Plan. Employees who elect to participate in an offering may utilize an unlimited amount of their compensation for the purchase of Common Stock through payroll deductions. No employee, however, may purchase more than $25,000 in fair market value of Common Stock under the Purchase Plan in any calendar year. For 2006 the purchase price for the shares was the market value of the shares when purchased multiplied by 95%. The Purchase Plan is not subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) and is not qualified under Section 401(a) of the Code.

Equity Incentive Plan. In March 2006, the Board of Directors adopted and, in June 2006, the shareholders of the Company approved, the Monarch Financial Holdings, Inc. 2006 Equity Incentive Plan (the “Incentive Plan”). The purpose of the Incentive Plan is to promote the interest of the Company and its shareholders by enabling the Company to recruit, reward and retain employees and outside directors.

The Incentive Plan is administered and interpreted by the Board, unless the Board chooses to delegate its administration duties to a committee of the Board composed solely of two or more Non-Employee Directors as “Non-Employee” director is defined in Rule 16b-3 under the Securities Exchange Act of 1934. The number of shares of Common Stock that may be subject to award under the Incentive Plan may not exceed 525,000 shares of the issued and outstanding Common Stock, to be adjusted for any future stock dividends/splits. In administering the Incentive Plan to employees, the Board has the authority to determine the terms and conditions upon which awards may be made and exercised, to construe and interpret the Incentive Plan and to make all determinations and actions with respect to all awards under the plan. This Incentive Plan succeeded the 1999 Incentive Stock Option Plan, in which all shares under the 1999 Plan were vested as of December 31, 2005.

Securities Authorized for Issuance under Equity Compensation Plans

The following table shows certain information with respect to the Equity Compensation Plans as of December 31, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders 1999 Stock Option Plan	432,084 (1)	$7.90	11,217

Equity compensation plans approved by security holders 2006 Equity Incentive Plan	23,000 (2)	$17.40	502,000

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	455,084	$8.38	513,217

(1)	Consists entirely of shares of Common Stock underlying previously granted stock options that have not been exercised. All of these options were granted pursuant to Monarch Bank’s 1999 stock option plan, the predecessor plan to the 2006 Equity Incentive Plan.
(2)	Restricted stock awards issued pursuant to the 2006 Equity Incentive Plan.

Transactions with Management

Some of the directors and officers of the Company are at present, as in the past, customers of the Company and its subsidiaries, and the Company and its subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of their business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectability or present other unfavorable features. The balance of loans to directors, executive officers and their associates totaled $4,436,223 at December 31, 2006, or 13.0% of the Company’s equity capital at that date.

There were no transactions during 2006 between the Company’s directors or officers and the Company’s retirement or profit sharing plans, nor are there any proposed transactions. Additionally, there are no legal proceedings to which any director, officer or principal shareholder, or any affiliate thereof, is a party that would be material and adverse to the Company.

PROPOSAL 2. RATIFICATION OF APPOINTMENT

OF INDEPENDENT ACCOUNTANTS

The Board of Directors, upon recommendation of its Audit and Compliance Committee, has appointed, subject to shareholder approval, Goodman & Company, LLP, as the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2007, and the Board of Directors desires that such appointment be ratified by the shareholders. Goodman & Company, LLP, audited the financial statements of the Company for the fiscal year ended December 31, 2006. A majority of the votes cast by holders of Common Stock is required for the ratification of the appointment of the independent certified public accountants.

The report of the Audit and Compliance Committee is below. A representative of Goodman & Company, LLP, will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF GOODMAN & COMPANY, LLP, AS THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

AUDIT INFORMATION

The Audit Committee operates under a written charter that it has adopted. The members of the Audit Committee are independent as that term is defined in the listing standards of NASDAQ.

Fees of Independent Public Accountants

Audit Fees

The aggregate fees billed by Goodman & Company, LLP, for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and 2005, and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $39,600 in 2006 and $37,000 for 2005.

Audit-Related Fees

The aggregate fees billed by Goodman & Company, LLP, for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2006 and 2005 were $2,500 and $12,450, respectively.

Tax Fees

The aggregate fees billed by Goodman & Company, LLP, for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2006 and 2005 were $3,250 and $2,900, respectively. During 2006 and 2005, these services included the preparation of federal and state tax returns, and general tax matters.

All Other Fees

There were no other fees charged by Goodman & Company, LLP, for other services. The aggregate fees billed by Goodman & Company, LLP, for all services rendered to the Company for the fiscal years ended December 31, 2006 and 2005 were $45,350 and $52,350, respectively.

Audit and Compliance Committee Report

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2006. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Statement on Auditing Standards No. 99. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the Company is compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Federal Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit and Compliance Committee

Lawton H. Baker, Chair

Taylor B. Grissom            Elizabeth T. Patterson

Pre-Approved Policies and Procedures

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Goodman & Company, LLP, was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Generally, services are pre-approved by the Audit Committee through its annual review of the engagement letter. Subsequently, as the need for additional services arise, detailed information regarding the specific audit, audit-related, tax and permissible non-audit services are submitted to the Audit Committee for its review and approval prior to the provision of such services. In the event that the Audit Committee cannot meet prior to the provision of such services, the Audit Committee has delegated to its Chair the authority to pre-approve such services. All such pre-approvals are then reported to the Audit Committee at its next regularly scheduled meeting.

PROPOSALS FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

The next Annual Meeting of Shareholders will be held on or about May 4, 2008. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than December 2, 2007. The deadline for shareholders to notify the Company of non-Rule 14a-8 matters that may be raised for consideration at the 2008 annual meeting is March 5, 2008, and such notices may not be submitted prior to February 4, 2008. Additionally, any such shareholder proposals or notifications must contain the information required by Section 1.12.1 of the Company’s Bylaws. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company. All such proposals and notifications shall be sent to the Secretary of the Company at 1101 Executive Boulevard, Chesapeake, Virginia 23320.

The Company’s Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at or to bring other business before the 2008 annual meeting of shareholders, notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days before the date of the 2008 annual meeting. Additionally, any such shareholder proposals or notifications must contain the information required by Section 1.12.1 of the Company’s Bylaws. Based upon an anticipated date of May 4, 2008 for the 2008 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than March 5, 2008 and no earlier than February 4, 2008.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act, as administered by the SEC, and in accordance therewith will file reports, proxy statements and other information with the SEC. The public may read and copy any document that the Corporation would file at the SEC’s public reference room facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis and retrieval system known as EDGAR.

THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2006 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO BRAD E. SCHWARTZ, SECRETARY, WHOSE ADDRESS IS 1101 EXECUTIVE BOULEVARD, CHESAPEAKE, VIRGINIA 23320. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

OTHER MATTERS

The Board of Directors does not intend to present, and knows of no one who intends to present, to the meeting any matter for action by shareholders other than as set forth herein. However, the enclosed proxy confers discretionary authority with respect to transaction of any other business that may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.

By Order of the Board of Directors,

/s/ William F. Rountree, Jr.
William F. Rountree, Jr.
President and Chief Executive Officer

Dated in Chesapeake, Virginia and mailed this 31st day of March, 2007

MONARCH FINANCIAL HOLDINGS, INC. AND MONARCH

BANK AUDIT AND COMPLIANCE COMMITTEE CHARTER

Purpose

The Audit and Compliance Committee (the “Committee”) shall assist the Board of Directors in its oversight of (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices, (2) the appointment, compensation, and oversight of the independent accountants engaged to prepare or issue an audit report on the financial statements of the Company, (3) the soundness of the Company’s systems of internal controls regarding finance and accounting compliance, (4) the independence and performance of the Company’s internal audit work, and (5) compliance with significant applicable legal, ethical, and regulatory requirements. In doing so, it is the responsibility of the Committee to provide an open avenue of communication between the Board of Directors, Management, any internal auditor or compliance staff and the independent accountants.

Membership

The Committee shall consist of at least three Directors. The members of the Audit and Compliance Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc. (the “NASDAQ”) and the U.S. Securities and Exchange Commission (the “SEC”). The Board of Directors shall appoint members annually, with one of the members appointed as Committee Chair. It is the responsibility of the Chairman to schedule and preside at all meetings of the Committee and to insure the Committee has a written agenda for its meetings.

Audit Committee Financial Expert

At least one member of the Committee must have accounting or related financial management expertise as determined by the Board in accordance with applicable listing standards. At least one member of the Committee must be an “audit committee financial expert” as defined by the U.S. Securities and Exchange Commission (the “SEC”), and meet certain background qualifications of the NASDAQ Stock Market, Inc. (the “NASDAQ”) related to financial knowledge and experience. The person with accounting or related financial management expertise and the “audit committee financial expert” can be one and the same.

Meetings and Reports

The Audit and Compliance Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee is to meet in executive session with the independent accountants at least once each year and at other times when considered appropriate. The Committee shall provide regular reports with recommendations, as deemed necessary, to the Board of Directors, and shall maintain minutes of all their meetings.

Authority

In discharging its oversight role, the Committee is empowered to investigate any matters within the Committee’s scope of responsibilities. The Committee shall have unrestricted access to members of Management and relevant information. The Committee may retain independent counsel, accountants or other advisors to assist it in the conduct of any investigation. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

Responsibilities and Duties

The Committee shall review and assess annually the Committee’s formal charter and recommend to the Board of Directors any needed revisions thereto. In performing its oversight responsibilities, the Committee shall:

Independent Accountants

1.	Be directly responsible for the appointment, compensation, and oversight of the work of the independent accountants, for the purpose of preparing or issuing an audit report or related work, and the independent accountants shall report directly to the Committee.

2.	Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants, subject to the de minimus exceptions for permissible non-audit services which are subsequently approved by the Committee.

3.	Receive periodic information from the independent accountants regarding the independence of the independent accountants, discuss such information with the independent accountants, and take appropriate actions to satisfy itself of the independent accountants’ independence.

4.	Review the scope and approach of the annual audit with the independent accountants.

5.	Instruct the independent accountants to communicate directly to the Committee any serious difficulties or disputes with Management. The independent accountants are responsible to the Committee and, ultimately, to the Board of Directors.

Financial Statement and Disclosure Matters

6.	Insure that the independent accountants review the Company’s quarterly financial statements prior to the filing of its Form 10Q.

7.	Advise Management, based upon its review and discussion, whether anything has come to the Committee’s attention that causes it to believe that the audited financial statements included in the company’s Form 10-K contain an untrue statement of material fact or omits to state a necessary material fact.

8.	Provide a report for inclusion in the Company’s proxy statement or other SEC filings required by applicable laws and regulations and stating among other things whether the Committee has:

•	Reviewed and discussed the audited financial statements with management.

•	Discussed with the independent accountants the matters required to be discussed by SAS 61.

•	Received disclosures from the independent accountants regarding their independence as required by Independence Standard No. I and discussed with the auditors their independence.

•	Recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

9.	Review with the independent accountants at the completion of the annual audit:

•	The Company’s annual financial statements and related footnotes.

•	The independent accountants’ audit of the financial statements and their report.

•	Any significant changes required in the independent accountant’s audit plan.

•	Any difficulties or disputes with Management encountered during the audit.

•	Other matters related to conduct, which should be communicated to the Committee under generally accepted auditing standards.

10.	Review and discuss with Management and the independent accountants:

•	All critical accounting policies and practices to be used.

•

All alternative treatments of financial information within generally accepted accounting principles that have been discussed with Management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants.

•	Other material written communications between the independent accountants and Management, such as any management letter or schedule of unadjusted differences.

11.	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving Management or other employees who have a significant role in the Company’s internal controls.

12.	Review with Management any comment letters received by Management from the NASDAQ or the SEC concerning any filing by the Company.

Internal Audit and Compliance

13.	Evaluate the internal audit and compliance roles, activities, and organizational structure with the appropriate focus on risk management.

14.	Consider and review with Management:

•	Significant findings and Management’s response including the timetable for implementation to correct weaknesses.

•	Any difficulties encountered in the course of internal audits and compliance reviews such as restrictions on the scope of work or access to information.

•	Any changes required in the planned scope of audits and compliance reviews.

•	The evaluation of the audit and compliance function.

Internal Controls and Risk Assessment

15.	Review and evaluate the effectiveness of the Company’s process for assessing significant risks or exposures and the steps Management has taken to monitor and control such risks to the Company.

16.	Assess the effectiveness of or weaknesses in the Company’s internal controls including the status and adequacy of information systems and security.

17.	Review any related significant findings and recommendations of the independent accountants together with Management’s responses including the timetable for implementation of recommendations to correct weaknesses in the internal controls.

18.	Discuss with Management and the Company’s independent accountants the status and adequacy of management information systems including the significant risks and major controls over such risks.

Compliance with Laws and Regulations

19.	Ascertain whether the Company has an effective process for determining risks and exposure from asserted and unasserted litigation and claims from noncompliance with laws and regulations.

20.	Review with the Company’s counsel and others, as necessary, any legal, tax, or regulatory matters that may have a material impact on Company operations and the financial statements.

Code of Ethical Conduct

21.	Review and monitor, as appropriate, with the independent accountants the administration of and compliance with the Foreign Corrupt Practices Act.

22.	Periodically review the Company’s Code of Conduct to ensure Management has established a system to enforce the policy.

23.	Establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by the employees of the Company of concerns regarding questionable accounting or auditing matters.

The Committee relies on the expertise and knowledge of Management, any internal audit or compliance staffing, external contractors, and the independent accountants in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The independent accountants are responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to ensure compliance with laws and regulations of the Company’s internal policies, procedures and controls.

¬

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY MONARCH FINANCIAL HOLDINGS, INC.

				For	With- hold	For All Except
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		1.	To elect as directors the four persons listed as nominees below.	☐	☐	☐

The undersigned hereby appoints                                          and                                         , jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Monarch Financial Holdings, Inc. to be held at the Town Center City Club, 222 Central Park Ave #230, Virginia Beach, Virginia 23462, on Thursday, May 3, 2007, at 10:00 a.m., local time, or at any adjournments thereof, for the following purposes:

Nominees for Class II Directors Whose Terms Will Expire in 2010 Lawton H. Baker, Cassell D. Basnight, Jeffrey F. Benson and Robert M. Oman
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
				For	Against	Abstain

		2.	To ratify the appointment of Goodman & Company, LLP, as the Bank’s independent auditor for the year ending December 31, 2007.	☐	☐	☐

		3.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above
+		+

é Detach above card, sign, date and mail in postage paid envelope provided. é

MONARCH FINANCIAL HOLDINGS, INC.

(If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.)
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.